SCHEDULE VIII

                   ROHM AND HAAS COMPANY AND SUBSIDIARIES
                      VALUATION AND QUALIFYING ACCOUNTS

                                              YEAR ENDED DECEMBER 31,
                                      ---------------------------------------
                                      1994              1993             1992
                                      ----              ----             ----
                                               (millions of dollars)

Deducted from Accounts Receivable--
  Allowances for losses:
    Balance at beginning of year.....  $10               $12              $10
    Additions charged to earnings....    3                 2                2
    Charge-offs, net of recoveries...   (2)               (4)              --
                                       ---               ---              ---
    Balance at end of year...........  $11               $10              $12
                                       ===               ===              ===



Deducted from Notes Receivable--
  Allowances for losses:
    Balance at beginning of year.....  $--               $ 4              $ 4
    Additions charged to earnings....   --                --               --
    Recoveries.......................   --                (4)              --
                                       ---               ---              ---
    Balance at end of year...........  $--               $--              $ 4
                                       ===               ===              ===




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